SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 24, 2006 (February 17, 2006)
Verso Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		No.)

400 Galleria Parkway, Suite 300, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 589-3500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
          ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
          ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
          ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
          ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01 Entry into a Material Definitive Agreement.
     Item 3.02 Unregistered Sale of Equity Securities.
     Prior to 4:00 p.m. on February 17, 2006, Verso Technologies, Inc. (the “Company”) completed a private placement (the “Private Placement”) of 5,441,154 units of its securities (the “Units”), with each unit consisting of one share of common stock (the “Common Stock”), and a warrant to purchase one share of Common Stock (the “Investor Warrant”), for a purchase price of $1.30 per Unit. In connection with the Private Placement, the Company issued to certain placement agents warrants to purchase an aggregate of 173,538 shares of Common Stock (the “Placement Warrants” and, together with the Investor Warrants, the “Warrants”).
     The Warrants have an exercise price of $1.56 per share and are exercisable for a five-year period commencing on August 18, 2006. The Warrants are subject to proportional adjustment for stock splits, stock dividends, recapitalizations, reclassifications and similar corporate events but not for any other anti-dilution adjustments. The Warrants are callable at the option of the Company at any time after issuance if the closing price of the Common Stock equals or exceeds two times the exercise price of the Warrants for ten consecutive trading days and a registration statement permitting the resale of the shares of Common Stock issuable upon exercise of the Warrants is then effective.
     As of February 16, 2006, the Company had 27,266,570 shares of Common Stock outstanding, as reported by the Company’s transfer agent. The closing bid price of the Common Stock on February 16, 2006 was $1.49 per share.
     The Units, including the shares of Common Stock and Investor Warrants included therein, were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Rule 506 of Regulation D (“Regulation D”) promulgated pursuant to Section 4(2) of the Securities Act. The Company based such reliance upon representations made by each purchaser of the Units to the Company regarding such purchaser’s investment intent, sophistication and status as an “accredited investor,” as defined in Regulation D, among other things.
     The Placement Warrants were issued without registration under the Securities Act in reliance upon the exemption from the registration set forth in Section 4(2) of the Securities Act. The Company based such reliance upon representations made by the recipients of the Placement Warrants to the Company regarding their investment intent and sophistication, among other things.
     The Units, including the shares of Common Stock and Investor Warrants included therein, the Placement Warrants and the shares of Common Stock issuable upon exercise of the Warrants may not be offered or sold in the United States absent registration pursuant to the Securities Act or an applicable exemption from the registration requirements of the Securities Act. The Company has agreed to file no later than April 18, 2006 a registration statement with the Securities and Exchange Commission to register pursuant to the Securities Act the resale of the shares of Common Stock issued in the Private Placement and issuable upon exercise of the Warrants. In connection with the Private Placement, the Company also entered into a Registration Rights Agreement with each of the purchasers of the Units reflecting the Company’s obligation to file a registration statement.

     Following the Private Placement, the exercise price of the warrants to purchase Common Stock issued by the Company on February 4, 2005 was reduced to $2.91 per share in accordance with their terms.
     Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired. None.
     (b) Pro Forma Financial Information. None
     (c) Exhibits.
     The exhibits required to be filed with this Current Report are set forth on the Exhibit Index attached hereto.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.
	By:	/s/ Juliet M. Reising
Juliet M. Reising, Chief Financial Officer
and Executive Vice President

Dated: February 24, 2006

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EXHIBIT INDEX

99.1	Press Release Issued February 21, 2006.